Exhibit 99.1

iGATE Reports Strong Net Income Growth in 2008 Second Quarter

Pittsburgh, Pennsylvania – July 17, 2008 – iGATE Corporation (Nasdaq: IGTE), an integrated technology and operations (iTOPS) company, today announced its financial results for the three months ended June 30, 2008.

Second quarter highlights

•	Diluted earnings from continuing operations were $0.15 per share, a 67% increase from last year’s second quarter adjusted for a $2.5 million one-time non-cash charge.

•	In the iGATE Global Solutions segment, revenues were $55.6 million, a 15% increase from last year’s second quarter. The segment’s operating income of $8.1 million was up 620% from a year ago.

•	Five new customers were added during the quarter by iGATE Global Solutions. Three of these are Fortune 1000 companies.

•	iGATE and Royal Bank of Canada, Canada’s largest bank, won the “Best Financial Services” partnership award in the Everest Group’s distinguished 2008 Outsourcing Excellence Awards.

•

The proposed spin-off to iGATE shareholders of the Professional Services segment, which will be renamed Mastech Holdings, Inc., is proceeding smoothly, and is expected to be completed during the third quarter. Mastech Holdings, Inc. filed a Form 10 registration statement with the SEC on June 11, 2008, and is currently responding to the SEC’s comments.

“While conditions in the global economic environment were challenging, we maintained our customer acquisition momentum through iTOPS projects,” said Phaneesh Murthy, Chief Executive Officer of iGATE Corporation. “We believe that particularly in challenging economic times like these, our outcome-price based iTOPS model is increasingly more appealing to customers.”

“We are pleased with our margin performance during the second quarter, as better management of SG&A costs has helped offset annual salary increases,” said Ramachandran Natesan, Chief Financial Officer of iGATE Corporation.

Operating results

iGATE Global Solutions

The segment’s revenues for the quarter were $55.6 million, compared to $48.6 million in the corresponding period last year and $54.9 million in the previous quarter. iGATE Global Solutions’ gross profit margin was 36% compared to 31% a year ago. Operating income for the quarter was $8.1 million, compared with $1.1 million in the same period last year and $6.7 million in the previous quarter. The operating margin was 15% of revenue, compared with 2% a year ago. Last year’s second quarter was impacted by a goodwill impairment charge of $1.9 million related to the LoanPro acquisition.

Page  |  1

For the first half of 2008, iGATE Global Solutions revenues were $110.5 million, compared with $96.4 million in last year’s first half. The segment’s operating income was $14.8 million, compared with $5.4 million a year ago.

Key customer wins and significant projects executed

A Fortune 500 entertainment company has engaged iGATE to manage its news, information and entertainment content from production to distribution. iGATE is implementing a Digital Asset Management system to enable the client to search and view content across the organization, reduce the operating cost of distribution and maximize its revenue stream with a rich library of digital assets.

A large pension fund company in Europe has engaged iGATE to provide equity research and data analytics for FTSE100 companies. iGATE is responsible for data collection, data analysis, data input and quality checks.

iGATE won a multi-year deal from one of the largest food and beverage companies in North America to provide data collection, analysis, management and validation services for new applications that are a part of the client’s overall Product Lifecycle Management (PLM) strategy.

iGATE has added another leading Canadian financial services company to its client base and will be implementing a platform that will provide reporting and modeling for global securities holdings across the organization’s various legal entities.

A US-based leading construction material manufacturing company selected iGATE to provide data management to its customer fulfillment division. As part of the deal, iGATE will support the client’s Customer Sales Order organization around areas like inventory, database management and process optimization.

A leading consumer electronics retailer in North America selected iGATE to provide support for its procurement functions. iGATE will provide services around transaction processing, data management and reporting, order and vendor management.

Additional quarterly highlights

•

iGATE was named to The Black Book of Outsourcing’s prestigious 2008 list of “50 Best Managed Global Outsourcing Vendors,” and ranked No 6 in The Black Book of Outsourcing 2008 Top 10 Knowledge Process Outsourcers (KPO).

•	The company officially began operations in June at its new $2 million Information and Communication Technology facility in Ballarat in the State of Victoria, Australia.

•	iGATE announced an expansion of its global delivery facility in Chennai, India. The expanded facility will include a new Media and Entertainment Centre of Excellence.

iGATE Professional Services

Revenues for the quarter declined to $24.4 million compared to $27.0 million in the same period last year and $24.9 million in the previous quarter. The segment’s gross profit

Page  |  2

margin for the second quarter was 19% compared to 22% in the corresponding quarter last year. Operating income declined to $1.7 million from $2.3 million in the same period last year and $1.3 million in the previous quarter.

For the first half of 2008, iGATE Professional Services reported revenues of $49.3 million, compared with $54.1 million in the six-month period last year. Operating income for the first half was $3.0 million, compared with $4.5 million a year ago.

Overall

Consolidated revenues increased 6% to $80.0 million compared to $75.6 million in the second quarter of last year. For the first half of 2008, the consolidated revenues stood at $159.8 million, compared with $150.5 million in last year’s first half.

Net income from continuing operations for the second quarter was $8.5 million, or $0.15 per diluted share, compared with $2.3 million, or $0.04 per diluted share a year ago. For the first six months of 2008, net income from continuing operations was $15.9 million, or $0.29 per diluted share, compared with $6.9 million, or $0.13 per diluted share, in last year’s first half.

The company’s operating cash flow for the first half of 2008 was $23.1 million. As of June 30, 2008, the company’s balance sheet remained strong, with $61.3 million in cash and short-term investments, no debt, and $155.9 million in shareholders’ equity.

Mr. Murthy concluded, “With the impending sale of our Clinical Research business and the expected spin-off of Professional Services in the immediate future, we are well on our way to completing the restructuring of iGATE as a ‘pure play’ in the higher-margin IT services and solutions arena. In particular, in the years ahead we believe iGATE is increasingly well-positioned to carve out a leadership role at the intersection of business process outsourcing (BPO) and traditional IT services with our unique iTOPS business model. Looking ahead, while we are satisfied that our cost containment measures are working and that we have strong fiscal practices, we will continue to press to enhance top-line growth through active marketing of our iTOPS model.”

Conference Call and Webcast

iGATE will host a telephonic conference call to discuss the company’s second quarter financial results at 8:00 a.m. Eastern Time (USA) on Friday, July 18, 2008. A live webcast of this conference call will also be available in the Investor Relations section of the company’s website (www.igate.com). The webcast will remain available for replay through July 25, 2008.

About iGATE Corporation

Pittsburgh, Pennsylvania-based iGATE Corporation (Nasdaq: IGTE) is the first fully integrated technology and operations firm with a global service model. iGATE Corporation, through its subsidiary, iGATE Global Solutions Ltd., enables clients to optimize their business through a combination of process investment strategies, technology leverage and business process outsourcing and provisioning. Services

Page  |   3

include consulting, enterprise data management and data warehousing, business intelligence and analytics, design, development, systems integration, package evaluation, and implementation, re-engineering and maintenance. iGATE Corporation also offers IT Professional Services in the areas of packaged application implementation, custom development, web services and business intelligence. The company services more than 300 clients across the globe. Clients rely on iGATE because of the high quality of service, responsiveness, and cost-effective global reach. More information about iGATE is available at http://www.igate.com/investors.html.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical facts are forward-looking statements. These forward-looking statements include the company’s financial, growth and liquidity projections as well as statements concerning the company’s plans, strategies, intentions and beliefs concerning business cash flows, costs and the markets in which it operates and the proposed divestiture of its Professional Services business. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to the company and it assumes no obligation to update the forward statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from the forward-looking statements. These risks include, but are not limited to, the company’s ability to predict its financial performance, the level of market demand for its services, the highly-competitive market for the types of services offered by the company, the impact of competitive factors on profit margins, market conditions that could cause the company’s customers to reduce their spending for its services, the company’s ability to create, acquire and build new businesses and to grow existing businesses, attract and retain qualified personnel, reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in the company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2007.

Media Contact:

Subramanyam Rathnam

+1 510-402-7354

subramanyam.rathnam@igate.com

Investor Contact:

Salil Ravindran

+1 510-896-3015

salil.ravindran@igate.com

Page  |   4

iGATE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(dollars in thousands)

	June 30, 2008	December 31, 2007
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,606	$49,632
Short term investments	33,724	25,295
Accounts receivable, net	58,565	51,616
Prepaid and other current assets	5,428	10,248
Prepaid income taxes	—	894
Deferred income taxes	722	696
Current assets of discontinued operations	1,945	1,119

Total current assets	127,990	139,500
Investments in unconsolidated affiliates	60	1,005
Deposits	2,995	2,148
Land, building, equipment and leasehold improvements, net	35,216	34,663
Deferred income taxes	4,458	—
Goodwill	33,912	35,989
Intangible assets, net	2,998	1,003
Noncurrent assets of discontinued operations	1,643	1,627

Total assets	$209,272	$215,935

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,405	$6,090
Accrued payroll and related costs	18,062	18,502
Accrued income taxes	848	631
Other current liabilities	25,919	18,555
Restructuring reserve	575	1,058
Deferred revenue	387	536
Current liabilities of discontinued operations	1,486	510

Total current liabilities	51,682	45,882

Other long term liabilities	738	536
Deferred income taxes	961	7,114

Noncurrent liabilities of discontinued operations	—	—

Total liabilities	53,381	53,532

Minority interest	—	6,437

Shareholders’ equity:
Common Stock, par value $0.01 per share	548	546
Additional paid-in capital	169,221	165,757
Retained earnings (deficit)	9,790	(6,026)
Common stock in treasury, at cost	(14,714)	(14,714)
Accumulated other comprehensive income	(8,954)	10,403

Total shareholders’ equity	155,891	155,966

Total liabilities and shareholders’ equity	$209,272	$215,935

iGATE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars and shares in thousands, except per share data)

(unaudited)

	Three Months ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenues	$80,047	$75,612	$159,844	$150,529
Cost of revenues	55,446	54,501	109,943	107,975

Gross margin	24,601	21,111	49,901	42,554
Selling, general and administrative	13,342	15,200	28,819	29,457
Depreciation and amortization	2,783	2,698	6,057	5,321
Goodwill impairment	—	1,950	—	1,950

Income from operations	8,476	1,263	15,025	5,826
Other income, net	931	2,509	2,256	4,019
Minority interest	(78)	(418)	(371)	(1,313)
Loss on venture investments	—	(600)	—	(600)
Equity in (loss) income of affiliated companies	(16)	78	(25)	127

Income before income taxes	9,313	2,832	16,885	8,059
Income tax expense	768	527	942	1,145

Income from continuing operations	8,545	2,305	15,943	6,914
Loss from discontinued operations, net of income taxes	(137)	(233)	(127)	(515)

Net income	$8,408	$2,072	$15,816	$6,399

Net earnings (loss) per common share, Basic:
Earnings from continuing operations	$0.16	$0.04	$0.30	$0.13
Loss from discontinued operations	—	—	(0.01)	(0.01)

Net earnings—Basic	$0.16	$0.04	$0.29	$0.12

Net earnings (loss) per common share, Diluted:
Earnings from continuing operations	$0.15	$0.04	$0.29	$0.13
Loss from discontinued operations	—	—	—	(0.01)

Net earnings—Diluted	$0.15	$0.04	$0.29	$0.12

Weighted average common shares outstanding, Basic	53,774	53,178	53,717	53,125

Weighted average dilutive common equivalent shares outstanding	55,359	53,754	55,254	53,704

iGATE CORPORATION

OPERATING SEGMENT RESULTS

(dollars in thousands)

(unaudited)

Three Months Ended June 30, 2008	iGate Solutions	iGate Professional Services	iGate Shared Services	Total
External revenues	$55,621	$24,426	$—	$80,047
Cost of revenues	35,781	19,665	—	55,446

Gross margin	19,840	4,761	—	24,601
Selling, general and administrative	11,744	3,086	1,295	16,125

Income (loss) from operations	$8,096	$1,675	(1,295)	8,476

Other income, net			931	931
Minority interest			(78)	(78)
Equity in loss of affiliated companies			(16)	(16)

(Loss) income before income taxes			$(458)	$9,313

Six Months Ended June 30, 2008	iGate Solutions	iGate Professional Services	iGate Shared Services	Total
External revenues	$110,496	$49,348	$—	$159,844
Cost of revenues	70,292	39,651	—	109,943

Gross margin	40,204	9,697	—	49,901
Selling, general and administrative	25,413	6,700	2,763	34,876

Income (loss) from operations	$14,791	$2,997	(2,763)	15,025

Other income, net			2,256	2,256
Minority interest			(371)	(371)
Equity in loss of affiliated companies			(25)	(25)

(Loss) income before income taxes			$(903)	$16,885

Three Months Ended March 31, 2008	iGate Solutions	iGate Professional Services	iGate Shared Services	Total
External revenues	$54,875	$24,922	$—	$79,797
Cost of revenues	34,511	19,986	—	54,497

Gross margin	20,364	4,936	—	25,300
Selling, general and administrative	13,669	3,614	1,468	18,751

Income (loss) from operations	$6,695	$1,322	(1,468)	6,549

Other income, net			1,325	1,325
Minority interest			(293)	(293)
Equity in loss of affiliated companies			(9)	(9)

(Loss) income before income taxes			$(445)	$7,572

Three Months Ended June 30, 2007	iGate Solutions	iGate Professional Services	iGate Shared Services	Total
External revenues	$48,573	$27,039	$—	$75,612
Cost of revenues	33,425	21,076	—	54,501

Gross margin	15,148	5,963	—	21,111
Selling, general and administrative	12,074	3,672	2,152	17,898
Goodwill impairment	1,950	—	—	1,950

Income (loss) from operations	$1,124	$2,291	(2,152)	1,263

Other income, net			2,509	2,509
Minority interest			(418)	(418)
Loss on venture investments			(600)	(600)
Equity in income of affiliated companies			78	78

(Loss) income before income taxes			$(583)	$2,832